Exhibit 99.8

UNAUDITED PRO FORMA COMBINED
FINANCIAL DATA OF FIS AND FNF

The following unaudited pro forma combined financial statements present historical financial statements of Fidelity National Information Services, Inc., referred to as FIS, with adjustments relating to the merger of Fidelity National Financial, Inc., referred to as FNF, with and into FIS pursuant to the agreement and plan of merger, dated as of June 25, 2006 and amended and restated as of September 18, 2006, which we refer to as the merger agreement, between FIS and FNF. Under the merger agreement, the merger was consummated twelve business days after the spin-off described below under a securities exchange and distribution agreement, which we refer to as the distribution agreement, between FNF and Fidelity National Title Group, Inc., referred to as FNT. The distribution agreement, which was entered into on June 25, 2006 and amended and restated as of September 18, 2006, provided for the contribution of substantially all of FNF’s assets (other than its ownership interest in FIS, FNT and FNF Capital Leasing, Inc., which we refer to as FNF Leasing) and liabilities to FNT in exchange for shares of FNT’s Class A common stock, followed immediately by the distribution by FNF to its stockholders as a dividend of all FNT shares held by FNF. The distribution of the FNT shares is referred to as the spin-off. After the spin-off and the merger of FNF Leasing into a wholly-owned subsidiary of FIS, which we refer to as the Leasing merger, and immediately prior to the merger, FNF’s only asset or liability was its ownership position in FIS. The following pro forma financial statements also combine Certegy’s historical statements of continuing operations with those of FIS for the periods that it was not already consolidated by FIS. The unaudited pro forma combined statements of continuing operations for the year ended December 31, 2005, and the nine months ended September 30, 2006, are presented as if the merger of FIS and Certegy and the merger of FNF and FIS had been completed on January 1, 2005. The unaudited pro forma combined balance sheet as of September 30, 2006, is presented as if the merger of FIS and FNF had been completed on September 30, 2006.

The Merger of FIS and Certegy

U.S. generally accepted accounting principles require that one of the two parties to the merger be designated as the acquirer for accounting purposes. FIS was designated as the accounting acquirer because immediately after the merger its stockholders held more than 50% of the common stock of FIS. As a result, the merger of FIS and Certegy was accounted for as a reverse acquisition under the purchase method of accounting. Under this accounting treatment, FIS was considered the acquiring entity and Certegy was considered the acquired entity for financial reporting purposes. The historical balance sheet of FIS as of September 30, 2006 includes the effects of the merger between FIS and Certegy as the merger was effective on February 1, 2006. The historical statements of continuing operations of FIS reflect the financial results of FIS on a historical basis, and include the results of operations of Certegy from the effective date of the merger, February 1, 2006.

These unaudited pro forma combined financial statements should be read in conjunction with FIS’s, FNF’s, and Certegy’s historical consolidated financial statements and accompanying notes thereto. The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or financial condition of FIS that would have been reported had the merger been completed as of the dates presented, and are not necessarily representative of the future consolidated results of operations or financial condition of FIS.

For the year ended December 31, 2005 and the one month period ended January 31, 2006, Certegy incurred costs related to the FIS and other mergers of $11.5 million and $81.8 million respectively, which are recorded in the historical financial statements of Certegy and not adjusted for in the pro forma presentation below. These transaction costs included investment banking fees, legal and accounting fees, change of control payments and severance payments. In addition, FIS recorded stock compensation expense of $24.5 million in the nine months ended September 30, 2006 relating to certain performance based stock options for which the performance criteria were met as a result of the merger between FIS and Certegy. No adjustment has been reflected in the pro forma presentation below for this stock compensation expense.

In addition, in the unaudited pro forma combined statement of continuing operations for the year ended December 31, 2005, FIS has provided adjustments to interest expense to reflect what the results would have been had FIS completed its recapitalization on January 1, 2005, instead of March 9, 2005. Also included are adjustments to amortization expense and minority interest expense as if FIS had acquired the 25.1% of Kordoba that it did not already own as of January 1, 2005, instead of September 30, 2005.

The Merger of FNF and FIS

U.S. generally accepted accounting principles require that one of the two parties to the FNF Merger be designated as the acquirer for accounting purposes. However, Financial Accounting Standards Board Technical Bulletin 85-5, “Issues Relating to Accounting for Business Combinations” provides that if a transaction lacks substance, it is not a purchase event and should be accounted for based on existing carrying amounts. In the FNF Merger, the minority interest of FIS does not change and, in substance, the only assets and liabilities of the combined entity after the exchange are those of FIS prior to the exchange. Because a change in ownership of the minority interest has not taken place, the exchange will be accounted for based on the carrying amounts of FIS’s assets and liabilities. Accordingly, in the presentation of the pro forma combined balance sheet of FIS included below, no adjustments are required to the assets and liabilities of the combined companies as of September 30, 2006. Adjustments to the pro forma combined statements of continuing operations are described in the footnotes below.

FIS incurred approximately $3 million in transaction fees in connection with the merger with FNF for which no adjustment is provided for in the unaudited pro forma combined financial statements below. We have included the FNF balance sheet as of September 30, 2006 as if the contribution by FNF of all of its assets and liabilities to FNT (other than its ownership interest in the common stock of FIS, FNT and FNF Leasing), and the subsequent distribution of FNT common stock to existing FNF stockholders and the Leasing merger had been completed. As a result, the only asset and liability of FNF at the time of the merger with FIS was its investment in FIS.

These pro forma financial statements do not reflect adjustments relating to the Leasing merger which occurred prior to the merger of FNF into FIS. As of September 30, 2006, FNF Leasing had approximately $101 million in total assets and had recorded approximately $0.8 million in pretax income for the nine month period then ended. Any adjustments made to the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of continuing operations are not significant for reporting purposes. These pro forma financial statements also do not reflect any adjustments relating to FIS’s purchase from FNT of approximately 1.4 million shares of its common stock that occurred prior to the distribution.

Unaudited Pro Forma Combined Balance Sheet
as of September 30, 2006
(In Thousands)

			Pro Forma
	FIS	FNF (1)	Adjustments	Note	Pro Forma
Cash and cash equivalents	$174,690	$—	$—		$174,690
Accounts receivable, net	567,885	—	—		567,885
Deferred income taxes	90,415	—	—		90,415
Prepaid and other current assets	333,959	—	—		333,959

Total current assets	1,166,949	—	—		1,166,949
Property and equipment, net	299,267	—	—		299,267
Goodwill, net	3,782,225	—	—		3,782,225
Intangible assets, net	1,054,065	—	—		1,054,065
Computer software, net	626,637	—	—		626,637
Deferred contract costs	231,452	—	—		231,452
FNF Investment in FIS	—	1,562,783	(1,562,783)	(1)	—
Investment in common stock and warrants of Covansys	149,227	—	—		149,227
Other non-current assets	122,297	—	—		122,297

Total assets	$7,432,119	$1,562,783	$(1,562,783)		$7,432,119

(See accompanying Notes to Unaudited Pro Forma Combined Financial Statements)

			Pro Forma
	FIS	FNF (1)	Adjustments	Note	Pro Forma
Accounts payable and other accrued expenses	$494,166	—	—		$494,166
Other current liabilities	352,698	—	—		352,698

Total current liabilities	846,864	—	—		846,864
Long-term debt	2,844,651	—	—		2,844,651
Deferred income taxes	389,263	—	—		389,263
Other long-term liabilities	292,274	—	—		292,274

Total liabilities	$4,373,052	—	—		$4,373,052

Minority interest	$12,706	$—	$—		$12,706
Total equity	3,046,361	1,562,783	(1,562,783)	(1)	3,046,361

Total liabilities & stockholders’ equity	$7,432,119	$1,562,783	$(1,562,783)		$7,432,119

(See accompanying Notes to Unaudited Pro Forma Combined Financial Statements)

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Year Ended December 31, 2005
(In Thousands Except Per Share Data)

			Pro Forma
			adjustments		Recapitalization
		Certegy	relating to		and Other		FIS/Certegy
	FIS	Acquisition	Certegy Merger	Note	Adjustments	Note	Pro Forma

Total revenue	$2,766,085	$1,117,141	$—		$—		$3,883,226
Total cost of revenue	1,793,285	791,581	82,279	(1)	1,690	(4)	2,667,791
			(1,044)	(2)

Gross profit (loss)	972,800	325,560	(81,235)		(1,690)		1,215,435
Selling, general and administrative	422,623	140,605	(5,239)	(2)	—		557,989

Research and development costs	113,498	—	—		—		113,498

Income (loss) from operations	436,679	184,955	(75,996)		(1,690)		543,948
Interest income (expense) and other	(124,623)	(10,397)	—		(21,031)	(5)	(156,051)

Income from continuing operations before tax and minority interest	312,056	174,558	(75,996)		(22,721)		387,897
Provision for income tax	116,085	68,927	(28,271)	(3)	(8,453)	(3)	148,288

Income from continuing operations	195,971	105,631	(47,725)		(14,268)		239,609
Equity in earnings (loss) of unconsolidated entities, net of tax	5,029	(117)	—		—		4,912
Minority interests in earnings, net of tax	(4,450)	—	—		2,368	(6)	(2,082)

Net income	$196,550	$105,514	$(47,725)		$(11,900)		$242,439

Net income per share-basic	$1.54	$1.70					$1.28

Pro forma weighted average shares-basic	127,920	62,011					189,931

Net income per share-diluted	$1.53	$1.66					$1.26

Pro forma weighted average shares-diluted	128,354	63,391					191,745

(See accompanying Notes to Unaudited Pro Forma Combined Financial Statements)

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Year Ended December 31, 2005 — (Continued)
(In Thousands Except Per Share Data)

		FNF Merger
	FIS/Certegy	Pro Forma
	Pro Forma	Adjustments	Note	Pro Forma

Total revenue	$3,883,226	$—		$3,883,226
Total cost of revenue	2,667,791	—		2,667,791
				—

Gross profit (loss)	1,215,435	—		1,215,435
Selling, general and administrative	557,989	6,397	(7)	564,386
				—
Research and development costs	113,498	—		113,498

Income (loss) from operations	543,948	(6,397)		537,551
Interest income (expense) and other	(156,051)	—		(156,051)

Income from continuing operations before tax and minority interest	387,897	(6,397)		381,500
Provision for income tax	148,288	(2,405)	(3)	145,883

Income from continuing operations	239,609	(3,992)		235,617
Equity in earnings (loss) of unconsolidated entities, net of tax	4,912	—		4,912
Minority interests in earnings, net of tax	(2,082)	—		(2,082)

Net income	$242,439	$(3,992)		$238,447

Net income per share-basic	$1.28			$1.26

Pro forma weighted average shares-basic	189,931			189,931

Net income per share-diluted	$1.26			$1.24

Pro forma weighted average shares-diluted	191,745			192,245

(See accompanying Notes to Unaudited Pro Forma Combined Financial Statements)

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Nine Months Ended September 30, 2006
(In Thousands Except Per Share Data)

			Pro Forma
		Certegy Acquisition	adjustments
		January 1-January	relating to Certegy		FIS/Certegy Pro
	FIS	31, 2006	Merger	Note	Forma
Total revenue	$3,003,533	$92,915	$—		$3,096,448
Total cost of revenue	2,114,635	73,218	6,856	(1)	2,194,709

Gross profit (loss)	888,898	19,697	(6,856)		901,739
General and administrative	384,319	87,412	(522)	(2)	471,209
Research and development costs	77,561	—			77,561

Income (loss) from operations	427,018	(67,715)	(6,334)		352,969
Interest income (expense) and other	(139,954)	(1,204)	—		(141,158)

Income from continuing operations before tax and minority interest	287,064	(68,919)	(6,334)		211,811
Provision for income tax	106,915	(26,396)	(2,626)	(3)	77,893

Income from continuing operations	180,149	(42,523)	(3,708)		133,918
Equity in earnings (loss) of unconsolidated entities, net	3,778	—	—		3,778
Minority interests in earnings, net of tax	40	—	—		40
Net income	$183,967	$(42,523)	$(3,708)		$137,736

Net income per share-basic	$1.00	$(0.68)			$0.72

Pro forma Weighted average shares-basic	184,373	62,326			191,567

Net income per share-diluted	$0.98	$(0.67)			$0.71

Pro forma Weighted average shares-diluted	187,405	63,796			194,700

(See accompanying Notes to Unaudited Pro Forma Combined Financial Statements)

Unaudited Pro Forma Combined Statement of Continuing Operations — (Continued)
for the Nine Months Ended September 30, 2006
(In Thousands Except Per Share Data)

	FIS/Certegy Pro	FNF Merger Pro
	Forma	Forma Adjustments	Note	Pro Forma
Total revenue	$3,096,448	$—		$3,096,448
Total cost of revenue	2,194,709	—		2,194,709

Gross profit (loss)	901,739	—		901,739
General and administrative	471,209	9,418	(7)	480,627
Research and development costs	77,561	—		77,561

Income (loss) from operations	352,969	(9,418)		343,551
Interest income (expense) and other	(141,158)	—		(141,158)

Income from continuing operations before tax and minority interest	211,811	(9,418)		202,393
Provision for income tax	77,893	(2,514)	(3)	75,379

Income from continuing operations	133,918	(6,903)		127,015
Equity in earnings (loss) of unconsolidated entities, net	3,778	—		3,778
Minority interests in earnings, net of tax	40	—		40
Net income	$137,736	$(6,903)		$130,833

Net income per share-basic	$0.72			$0.68

Pro forma Weighted average shares-basic	191,567			191,567

Net income per share-diluted	$0.71			$0.67

Pro forma Weighted average shares-diluted	194,700			194,700

(See accompanying Notes to Unaudited Pro Forma Combined Financial Statements)

Notes to Unaudited Pro Forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Balance Sheet as of September 30, 2006

This combined balance sheet include the historical balance sheets of FIS and FNF as though the merger had occurred on September 30, 2006.

(1) Reflects the elimination of FNF’s investment in FIS upon consummation of the merger.

Notes to Unaudited Pro Forma Combined Statements of Continuing Operations for the Nine Months Ended September 30, 2006 and Year Ended December 31, 2005

These pro forma combined statements of continuing operations include the historical statements of continuing operations of FIS and Certegy, as though the merger had occurred on January 1, 2005, adjusted for items related to the merger of FIS and Certegy and the merger of FIS and FNF as described below:

(1) Reflects the increase in amortization expense as a result of allocating an assumed portion of the merger consideration to intangible assets of Certegy, namely customer relationship intangibles, acquired software and trademarks and amortizing such intangibles over their estimated useful lives commencing as of the assumed acquisition date, offset by the amortization expense for such intangibles actually recorded by Certegy during the respective periods. Customer relationships are being amortized over 10 years on an accelerated method. Acquired computer software is being amortized over its estimated useful life of up to 10 years on an accelerated method. The acquired trademarks are considered to have indefinite useful lives and, therefore, are not reflected in these adjustments. The increase in amortization expense is $111.7 million offset by historical amortization of $29.4 million, or $82.3 million for the year ended December 31, 2005 and $6.9 million for January 2006, prior to the merger of FIS and Certegy.

(2) Under the merger agreement, all Certegy stock options and restricted stock and restricted stock units will vest upon the closing of the merger. Accordingly, this adjustment reflects the elimination of historical stock compensation expense relating to the vesting of Certegy options in 2005, because such expense will be reflected at the time of closing of the merger. This adjustment amounts to a reduction in cost of revenues of $1.0 million and in selling, general and administrative costs of $11.2 million for the year ended December 31, 2005 and $1.0 million for January 2006, the period prior to the merger of FIS and Certegy. Also, at closing, FIS granted approximately (1) 1.1 million options, which have a fair value under SFAS No. 123R of approximately $11 per option, vesting over four years, and (2) 750,000 options, which based on current assumptions would have a fair value under SFAS No. 123R of approximately $12 per option, vesting over three years. The pro forma adjustment to increase stock compensation expense for these option grants is $5.9 million in 2005, all of which is reflected in selling, general and administrative costs and $0.5 million in January 2006.

(3) Reflects the tax benefit relating to the pro forma adjustments at the FIS tax rate of approximately 37.2% for the year ended December 31, 2005, and approximately 37.2% for the nine months ended September 30, 2006.

(4) Reflects the increase in amortization expense of $1.7 million as if FIS had acquired the 25.1% minority interest in Kordoba as of January 1, 2005 instead of September 30, 2005.

(5) Reflects an increase in interest expense for the year ended December 31, 2005 of $21.0 million, as if the recapitalization completed on March 9, 2005 was completed on January 1, 2005.

(6) Reflects the decrease in minority interest expense of $2.4 million as if FIS had acquired the 25.1% minority interest in Kordoba as of January 1, 2005 instead of September 30, 2005.

(7) Upon the consummation of the merger of FNF with and into FIS, FIS will assume unvested options held by certain executives of FNF for which the associated compensation expense was recorded in the financial statements of FNF. This compensation expense is $4.5 million for the nine months ended September 30, 2006. Also, at closing, FIS will grant approximately 1.4 million options to certain officers and directors of FIS, which based on current assumptions, would have a fair value under SFAS No. 123 of approximately $14 per option, vesting over three years. The pro forma adjustment to increase stock compensation expense for these option grants and unvested options is $6.4 million in 2005 and $4.9 million for the nine months ended September 30, 2006, all of which is reflected in selling, general and administrative costs.